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                                                                      Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-4, No. 333-99217 and No. 333-107468 and Form S-8, No. 33-60366, No.
33-61333, No. 33-75746, No. 333-71428, No. 333-71430 and No. 333-71432 of JLG
Industries, Inc. of our report dated October 3, 2003, with respect to the financial statements of TRAK International, Inc. included in this Current Report (Form 8-K/A) filed with the securities and exchange commission.

                                                /s/Ernst & Young LLP
                                                --------------------
Boston, Massachusetts
October 10, 2003